UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 29, 2026

Public Policy Holding Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-43077	87-3557229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

800 North Capitol St. NW, Suite 800, Washington, D.C.	20002
(Address of principal executive offices)	(Zip Code)
(202) 688–0020
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock ($0.001 par value)	PPHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.
On January 29, 2026, Public Policy Holding Company, Inc. (the “Company”) consummated its initial public offering (“IPO”) of 4,1500,000 shares the Company’s common stock, par value $0.001 (“Common Stock”), comprising 3,400,000 newly issued shares of Common Stock and 750,000 shares of existing Common Stock (together the “Shares”) sold by, respectively, the Company and certain shareholders of the Company (the “Selling Stockholders”). The Shares were sold at a price of $12.25 per Share, generating gross proceeds to the Company of $41,650,000 and gross proceeds to the Selling Stockholders of $9,187,500.
In connection with the IPO, the Company entered into an underwriting agreement (the “Underwriting Agreement”), dated January 27, 2026, by and among the Company, the selling stockholders listed therein and Oppenheimer & Co. Inc. and Canaccord Genuity LLC, as representative of the underwriters, a form of which was previously filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-290834) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 10, 2025, and subsequently amended (as amended, the “Registration Statement”). The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act, certain other obligations of the parties and termination provisions. The underwriters have a 30-day option to purchase 622,500 additional shares of Common Stock.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Appointments
In connection with the IPO, effective January 28, 2026, Kathleen L. Casey and Charles D. Brown were appointed to the Company’s board of directors as independent non-executive directors. This is further to the Company’s announcement on September 30, 2025 that they would join the Company’s board of directors effective immediately prior to the anticipated listing of the Company’s Common Stock on the Nasdaq Global Market (“Nasdaq”). The Common Stock began trading on Nasdaq on January 28, 2026 and these appointments are effective as of such date.
The board of directors of PPHC is now composed of nine directors.
Pursuant to a letter of appointment (the “Casey Appointment Letter”) with the Company entered into on January 28, 2026, Ms. Casey will serve as a non-executive director of the Company and will serve on the Audit Committee and as chairperson of the Nominating and Corporate Governance Committee. The annual fee payable by us to Ms. Casey is $200,000, comprising $100,000 in cash and $100,000 in Restricted Stock Units vesting on the first anniversary of the grant date.
Pursuant to a letter of appointment (the “Brown Appointment Letter”) with the Company entered into on January 28, 2026, Mr. Brown will serve as a non-executive director of the Company and will serve on the Compensation Committee and as chairperson of the Audit Committee. The annual fee payable by us to Mr. Brown is $210,000, comprising $110,000 in cash and $100,000 in Restricted Stock Units vesting on the first anniversary of the grant date.
The foregoing descriptions do not purport to be complete and are qualified in their entireties by reference to the Casey Appointment Letter and the Brown Appointment Letter, forms of which were filed as Exhibit 10.10 and Exhibit 10.11 to the Registration Statement.

Amendments to Non-Executive Director Appointment Letters
On January 28, 2026, the Company entered into amendments to the existing non-executive director appointment letters with each of Kimberly White, Simon Lee, and Benjamin Ginsburg.
Pursuant to the amendment to non-executive director appointment letter (the “Kimberly White Appointment Letter”) with the Company entered into on January 28, 2026, effective immediately prior to the Company’s listing on Nasdaq, Kimberly White is no longer a member of the Board’s Audit Committee and is appointed to be a member of the Board’s Nominating and Corporate Governance Committee. The annual fee payable by us to Ms. White increased from $80,000 to $200,000 per annum before tax, comprising $100,000 in cash and $100,000 in Restricted Stock Units vesting on the first anniversary of the grant date.
Pursuant to the amendment to non-executive director appointment letter (the “Simon Lee Appointment Letter”) with the Company entered into on January 28, 2026, effective immediately prior to the Company’s listing on Nasdaq, Simon Lee is no longer the chair or a member of the Board’s Audit Committee and is appointed to be a member of the Board’s Nominating and Corporate Governance Committee. The annual fee payable by us to Mr. Lee increased from $120,000 to $240,000 per annum before tax, comprising $140,000 in cash and $100,000 in Restricted Stock Units vesting on the first anniversary of the grant date.
Pursuant to the amendment to non-executive director appointment letter (the “Benjamin Ginsburg Appointment Letter”) with the Company entered into on January 28, 2026, effective immediately prior to the Company’s listing on Nasdaq, Benjamin Ginsburg is no longer a member of the Board’s Compensation Committee and is appointed to be a member of the Board’s Nominating and Corporate Governance Committee. The annual fee payable by us to Mr. Ginsburg increased from $80,000 to $180,000 per annum before tax, comprising $80,000 in cash and $100,000 in Restricted Stock Units vesting on the first anniversary of the grant date.
The foregoing descriptions do not purport to be complete and are qualified in their entireties by reference to the Kimberly White Appointment Letter, Simon Lee Appointment Letter, and the Benjamin Ginsburg Appointment Letter, which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 hereto and incorporated herein by reference.
Indemnification Agreements
On January 28, 2026, the Company entered into indemnification agreements (the “Indemnification Agreements”) with each of our directors and executive officers. Pursuant to the Indemnification Agreements, the Company shall indemnify each director and executive officer if they are threatened to be made or are made party to proceedings by reason of their corporate status. The Company shall also indemnify each director and executive officer for certain expenses made by reason of their corporate status.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Form of Indemnification Agreement, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.
Other than the Casey Appointment Letter, the Brown Appointment Letter, the Kimberly White Appointment Letter, the Simon Lee Appointment Letter, the Benjamin Ginsburg Appointment Letter, and the Indemnification Agreements described above, the independent members of the Board are not party to any arrangement or understanding with any person pursuant to which they were appointed as director, nor are they parties to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.
Item 8.01. Other Events.
On January 28, 2026, the Company issued a press release announcing the pricing of the IPO. A copy of this press release is filed as Exhibit 99.1 hereto and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement, dated January 27, 2026, by and among Public Policy Holding Company, Inc., the selling stockholders listed therein and Oppenheimer & Co. Inc. and Canaccord Genuity LLC, as representative of the underwriters.

10.1	Kimberly White Appointment Letter, dated January 28, 2026.

10.2	Simon Lee Appointment Letter, dated January 28, 2026.

10.3	Benjamin Ginsburg Appointment Letter, dated January 28, 2026.

10.4	Form of Indemnification Agreement.

99.1	Press Release, dated January 28, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Public Policy Holding Company, Inc.

Date: January 30, 2026	By:	/s/ George Stewart Hall
	Name:	George Stewart Hall
	Title:	Chief Executive Officer